Exhibit 4.6
AMENDMENT TO THE TECHNICAL ASSISTANCE AND TRANSFER OF TECHNOLOGY AGREEMENT ENTERED INTO BY AND BETWEEN GRUPO AEROPORTUARIO DEL SURESTE, S.A.B. DE C.V. (HEREINAFTER, THE “CONTROLLING COMPANY”), SERVICIOS AEROPORTUARIOS DEL SURESTE, S.A. DE C.V. (HEREINAFTER, THE “SERVICE COMPANY”), AEROPUERTO DE CANCÚN, S.A. DE C.V., AEROPUERTO DE COZUMEL, S.A. DE C.V., AEROPUERTO DE HUATULCO, S.A. DE C.V., AEROPUERTO DE MÉRIDA, S.A. DE C.V., AEROPUERTO DE MINATITLÁN, S.A. DE C.V., AEROPUERTO DE OAXACA, S.A. DE C.V., AEROPUERTO DE TAPACHULA, S.A. DE C.V., AEROPUERTO DE VERACRUZ, S.A. DE C.V., AND AEROPUERTO DE VILLAHERMOSA, S.A. DE C.V., (JOINTLY, THE “CONCESSIONAIRE COMPANIES”) AS ONE PARTY, AND BY INVERSIONES TÉCNICAS AEROPORTUARIAS, S.A. DE C.V. (HEREINAFTER, “THE STRATEGIC PARTNER”); MR. FERNANDO GERARDO CHICO PARDO AND COPENHAGEN AIRPORTS A/S (KOBENHAVNS LUFTHAVNE A/S (“THE PARTNERS OF THE STRATEGIC PARTNER”) AS ANOTHER PARTY, IN ACCORDANCE WITH THE FOLLOWING PRECEDENTS, RECITALS AND CLAUSES:
PRECEDENTS
One.- On December 18th, 1998, the parties entered into a Technical Assistance and Transfer of Technology Agreement, in order for the company Inversiones Técnicas Aeroportuarias, S.A. de C.V. to provide training and assistance in connection with the management of the Airports that the Federal Government, through the Ministry of Communications and Transportation, granted under concession to the Concessionaire Companies, as well as training and assistance to the Service Company to properly conduct the operation, management and planning of the Assigned Airports (hereinafter, the “Technical Assistance and Transfer of Technology Agreement”).
Two.- On March 19th, 1999, the parties executed an Amendment to amend section 5.1 of the Technical Assistance and Transfer of Technology Agreement, by virtue of a resolution adopted by the Shareholders’ Meeting of the Controlling Company on such date and with basis on the provisions of section 15.2 of the abovementioned Agreement, in connection with section 2.1.4 of the Shareholders’ Agreement (hereinafter, the “First Amendment to the Technical Assistance and Transfer of Technology Agreement”).
Three.- On February 28th, 2000, the parties executed an Amendment to the Technical Assistance Agreement in order to eliminate section 2.1.4 and amend sections 2.1 and 2.1.3 thereof to redraft them completely (hereinafter, the “Second Amendment to the Technical Assistance and Transfer of Technology Agreement”).
Four.- On July 23rd, 2001, the parties executed an Amendment to the Technical Assistance and Transfer of Technology Agreement for the purpose of amending sections 6.2 and 6.3.2 (hereinafter, the “Third Amendment to the Technical Assistance and Transfer of Technology Agreement”).

RECITALS:
I. The Controlling Company states, represents and warrants that:
Its legal representative evidences his/her authority with notarized public instrument number 52,847 issued on May 10th, 1999 by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Mexico City, Federal District under commercial folio number 237658, entry 19603, on July 8th, 1999, and that such authority has not been revoked, modified or limited in any way to date.
II. The Service Company states, represents and warrants that:
Its legal representative evidences his/her authority with notarized public instrument number 52,609 issued on June 2nd,1999, by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Mexico City, Federal District under commercial folio number 237657, entry 12959, on July lst, 1999, and that such authority has not been revoked, modified or limited in any way to date.
III. The Concessionaire Companies state, represent and warrant:
AEROPUERTO DE CANCÚN, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,812 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Cancún, Quintana Roo, under number 83, pages 941 — 981, Volume CCVIII, Section IV, on October 13th, 1999, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE COZUMEL, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,813 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Cozumel, Quintana Roo, under number 21, pages 356 — 397, Volume XXXVIII, Section IV, on September 14th,1999, Electronic Folio number 2154, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE HUATULCO, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,816 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Santa Cruz, Huatulco, Pochutla, Oaxaca, under number 54, Commerce Section Book, Volume I, on September 23rd, 1999, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE MÉRIDA, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,817 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Mérida, Yucatán, under number 32,212, Entry 3rd, Folio 28, Volume 52, Volume “B”, Book 1, on September 3rd, 1999, Electronic Commercial Folio number 8695 1, and that such authority has not been revoked, modified or limited in any way to date.

AEROPUERTO DE MINATITLÁN, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,818, dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109, of the Federal District, which was recorded in the Public Registry of Commerce of Minatitlán, Veracruz, under number 182, Pages 1283 — 1323, Volume III, Commerce Section, on September 8th, 1999, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE OAXACA, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 93,330 dated June 8th, 2007, issued by Mr. Omar Abacuc Sanchez Heras, Notary Public number 38 of Oaxaca, which was recorded in the Public Registry of Commerce of Oaxaca, with Electronic Commercial Folio number 1269 ID l, on June 20th, 2007, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE TAPACHULA, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,820 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Commerce of Tapachula, Chiapas, under number 322, Book I, Section V, Volume 1023, on October 8th, 1999, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE VERACRUZ, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,821 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Veracruz, Veracruz, under number 1360, pages 1 to 21, Section L-I Com., Volume 20, on September 22nd, 1999, and that such authority has not been revoked, modified or limited in any way to date.
AEROPUERTO DE VILLAHERMOSA, S.A. DE C.V.- It has the necessary representational authority to enter into this Amendment and be bound by its terms and conditions, as evidenced by notarized public instrument number 52,822 dated August 13th, 1999, issued by Mr. Luis de Angoitia Becerra, Notary Public number 109 of the Federal District, which was recorded in the Public Registry of Villahermosa, Tabasco under number 830, General Book of Entries, Folios 5932 to 5953, Book of duplicates, Volume 104, being annotated under folio 52 of the First Book of Commerce, Volume VI, on September 13th, 1999, and that such authority has not been revoked, modified or limited in any way to date.

IV. The Strategic Partner states, represents and warrants that:
Its legal representative evidences his/her authority with notarized public instrument number 15,691 dated June 25th, 2002, issued by Mr. Arturo Pérez Negrete, Notary Public number 119 of the Federal District, which was recorded in the Public Registry of Commerce of Mexico City, Federal District under commercial folio number 242982 on July 2nd, 2002, and that such authority has not been revoked, modified or limited in any way to date.
V. Common statements, representations and warranties of the parties hereto:
1.	They wish to enter into this Amendment for the purpose of amending the Technical Assistance and Transfer of Technology Agreement referred under the first recital hereof.

2.
Through their respective representatives, the parties mutually acknowledge the capacity with which they execute this instrument and the authority to state their will and consequently, to be bound by the terms hereof.

3.	They wish to amend section 6 entitled Economic Terms, specifically section 6.3.2 of the Technical Assistance and Transfer of Technology Agreement, in accordance with the clauses of this Amendment.
By virtue of the foregoing recitals, the parties agree to be bound by the terms of the following:

CLAUSES
ONE. The Controlling Company, the Service Company, the Concessionaire Companies, the Strategic Partner, and the Partners of the Strategic Partner, hereby agree to amend, as of January 1st, 2008, section 6 of the Technical Assistance and Transfer of Technology Agreement entitled Economic Terms, specifically section 6.3.2, as follows:
6. Economic Terms:
The Service Company agrees to pay to the Strategic Partner, for the performance of its obligations contained under Section 2 above:
6.3 Form of Payment.
6.3.1 .....................
6.12 With respect to the consideration referred under section 6.2, the Service Company will pay the amount set forth under Section 6.2 on a quarterly basis and in accordance with the calculation for the terms (January to March, April to June, July to September, October to December), after the Board of Directors of the Controlling Company approves the results of the term, and within 10 (ten) calendar days after receiving the relevant invoice issued by the Strategic Partner.
After holding the annual general ordinary shareholders’ meeting of the Controlling Company that approves the consolidated financial statements of the Airport Group for the annual period, showing the results of the fiscal year of the Airport Group on a consolidated basis, the parties hereto will determine whether the consideration that corresponds to the Strategic Partner is the consideration referred under Section 6.2. If the amount that results from applying 5% (five percent) over the amount that results from decreasing the net income, the sum of costs and the services provided and the operation expenses corresponding to the airport group on a consolidated basis, is greater than the sum of the amounts paid on a quarterly basis indicated under Section 6.3.2, the Service Company will pay to the strategic partner, within 15 business days after the date of the Annual General Ordinary Shareholders’ Meeting of the Controlling Company, at the latest, the corresponding difference to cover the consideration provided under Section 6.2.; otherwise, the additional payment will be adjusted in the next term following the date of the Meeting.
TWO. The parties state that their only intent is to amend the Agreement in the terms provided under Clause One of this instrument. Therefore, the rest of the terms and conditions not amended by this Amendment will remain in effect in the same manner for all legal purposes, being hereby incorporated by reference, for which it does not imply and novation of any kind.
THREE. The parties agree that this instrument must be considered part of the Participation Agreement and the Shareholders’ Agreement.

Having read this Amendment, the parties hereto sign 4 counterparts hereof on each page and at the bottom of this last page, on January 1st, 2008, in Mexico City, Federal District, stating that there existed no fraud, violence, injury or any other kind of mistake or lack of agreement that could invalidate it, for which it shall become part of the Technical Assistance and Transfer of Technology Agreement, for any and all legal purposes.

Grupo Aeroportuario del Sureste,	Inversiones y Técnicas Aeroportuarias,
S.A.B. de C.V.	S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Alistair McCradie

Claudio R. Góngora Morales	Alistair McCradie

Servicios Aeroportuario del Sureste,	Acting personally:
S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Fernando Gerardo Chico Pardo

Claudio R. Góngora Morales	Fernando Gerardo Chico Pardo

Aeropuerto de Cancún, S.A. de C.V.	Copenhagen Airports A/S
(Kobenhavns Lufthavne A/S)

/s/ Claudio R. Góngora Morales	/s/ Rasmus Christiansen

Claudio R. Góngora Morales	Rasmus Christiansen

Aeropuerto de Cozumel, S.A. de C.V.	Aeropuerto de Huatulco, S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Claudio R. Góngora Morales

Claudio R. Góngora Morales	Claudio R. Góngora Morales

Aeropuerto de Mérida, S.A. de C.V.	Aeropuerto de Minatitlán, S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Claudio R. Góngora Morales

Claudio R. Góngora Morales	Claudio R. Góngora Morales

Aeropuerto de Oaxaca, S.A. de C.V.	Aeropuerto de Tapachula, S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Claudio R. Góngora Morales

Claudio R. Góngora Morales	Claudio R. Góngora Morales

Aeropuerto de Veracruz, S.A. de C.V.	Aeropuerto de Villahermosa, S.A. de C.V.

/s/ Claudio R. Góngora Morales	/s/ Claudio R. Góngora Morales

Claudio R. Góngora Morales	Claudio R. Góngora Morales
THIS SIGNATURE PAGE CORRESPONDS TO THE AMENDMENT TO THE TECHNICAL ASSISTANCE AND TRANSFER OF TECHNOLOGY AGREEMENT ENTERED INTO BY AND BETWEEN GRUPO AEROPORTUARIO DEL SURESTE, S.A.B. DE C.V. (HEREINAFTER, THE “CONTROLLING COMPANY”), SERVICIOS AEROPORTUARIOS DEL SURESTE, S.A. DE C.V. (HEREINAFTER, THE “SERVICE COMPANY”), AEROPUERTO DE CANCÚN, S.A. DE C.V., AEROPUERTO DE COZUMEL, S.A. DE C.V., AEROPUERTO DE HUATULCO, S.A. DE C.V., AEROPUERTO DE MÉRIDA, S.A. DE C.V., AEROPUERTO DE MINATITLÁN, S.A. DE C.V., AEROPUERTO DE OAXACA, S.A. DE C.V., AEROPUERTO DE TAPACHULA, S.A. DE C.V., AEROPUERTO DE VERACRUZ, S.A. DE C.V., AEROPUERTO DE VILLAHERMOSA, S.A. DE C.V. (JOINTLY, THE “CONCESSIONAIRE COMPANIES”) AS ONE PARTY AND BY INVERSIONES TÉCNICAS AEROPORTUARIAS, S.A. DE C.V. (HEREINAFTER “THE STRATEGIC PARTNER”); MR. FERNANDO GERARDO CHICO PARDO, COPENHAGEN AIRPORTS A/S (KOBENHAVNS LUFTHAVNE A/S) (“THE PARTNERS OF THE STRATEGIC PARTNER”) AS ANOTHER PARTY, EXECUTED ON JANUARY 1ST, 2008.